UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 25, 2006

The Medicines Company

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

8 Campus Drive
Parsippany, New Jersey		07054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 656-1616

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On April 25, 2006, The Medicines Company (the “Company”) entered into an amendment (the “Amendment”) to its License Agreement (the “License Agreement”) dated March 28, 2003 with AstraZeneca AB (“AstraZeneca”).  Under the License Agreement, the Company obtained exclusive rights to develop, market and sell clevidipine worldwide, except for Japan.  The Amendment amends the License Agreement to provide the Company with exclusive rights to develop, market and sell clevidipine in Japan in exchange for an upfront payment.  Under the Amendment, the parties also agree to modify certain diligence obligations of the Company and provide for an additional milestone payment upon reaching a regulatory milestone.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY

Date: April 26, 2006	By:	/s/ Paul M. Antinori
Paul M. Antinori
Vice President and General Counsel